Exhibit 99.1

Next Level Internet, Inc.

Audited Financial Statements

As of and For the Years Ended July 31, 2021 and 2020

Next Level Internet, Inc.

Table of Contents

July 31, 2021 and 2020

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Next Level Internet, Inc.

We have audited the accompanying financial statements of Next Level Internet, Inc. (the “Company”), which comprise the balance sheets as of July 31, 2021 and 2020, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended July 31, 2021 and 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America. This includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Next Level Internet, Inc. as of July 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Melville, New York
December 23, 2021

Next Level Internet, Inc.

Balance Sheets

	July 31,
	2021	2020

ASSETS
Current assets
Cash	$735,041	$1,215,122
Accounts receivables, net	611,466	509,669
Prepaid expenses and other current assets	493,008	427,129
Total current assets	1,839,515	2,151,920

Capitalized software, net	31,161	-
Property and equipment, net	1,334,418	1,188,733
Other assets	403,831	398,041
Right of use asset, net	1,377,218	1,628,944
	$4,986,143	$5,367,638

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$284,538	$359,064
Accrued expenses	834,217	649,802
Accrued taxes and penalties	4,275,334	3,230,650
Deferred revenue	1,233,515	1,003,082
Customer deposits	784,032	660,697
Equipment financing, current	41,559	46,662
Notes payable, related parties	555,600	400,000
Finance leases, current	17,226	20,159
Operating lease liability, current	288,524	265,268
Total current liabilities	8,314,545	6,635,384

Equipment financing	11,474	52,990
Finance leases	-	17,226
Operating lease liability	1,260,532	1,549,056
Paycheck protection program loan	-	685,600
	9,586,551	8,940,256

Stockholders' deficit
Common stock; $1 par value, 1,500 shares authorized and 1,500 shares issued and outstanding at July 31, 2021 and 2020	1,500	1,500
Additional paid-in capital	171,000	41,000
Accumulated deficit	(4,772,908)	(3,615,118)
Total stockholders' deficit	(4,600,408)	(3,572,618)
	$4,986,143	$5,367,638

The accompanying notes are an integral part of these financial statements.

Next Level Internet, Inc.

Statements of Operations

	Years Ended July 31,
	2021	2020
Revenues	$11,565,757	$10,080,090
Costs and expenses
Costs of revenues (exclusive of depreciation and amortization)	4,829,216	3,752,053
Operating expenses	7,459,954	7,251,647
Depreciation and amortization	391,958	268,079
Total costs and expenses	12,681,128	11,271,779
Operating loss	(1,115,371)	(1,191,689)
Other income (expense):
Interest expense	(37,795)	(54,494)
Other (expense) income	(4,624)	13,367
Gain from extinguishment of debt	685,600	-
Total other income (expense)	643,181	(41,127)
Net loss	$(472,190)	$(1,232,816)

The accompanying notes are an integral part of these financial statements.

Next Level Internet, Inc.

Statements of Changes in Stockholders' Deficit
For the Years Ended July 31, 2021 and 2020

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Value	Capital	Deficit	Total
Balance at August 1, 2019	1,500	$1,500	$41,000	$(2,174,784)	$(2,132,284)

Distributions	-	-	-	(207,518)	(207,518)

Net loss	-	-	-	(1,232,816)	(1,232,816)

Balance at July 31, 2020	1,500	1,500	41,000	(3,615,118)	(3,572,618)

Contributions	-	-	130,000	-	130,000

Distributions	-	-	-	(685,600)	(685,600)

Net loss	-	-	-	(472,190)	(472,190)

Balance at July 31, 2021	1,500	$1,500	$171,000	$(4,772,908)	$(4,600,408)

The accompanying notes are an integral part of these financial statements.

Next Level Internet, Inc.
Statements of Cash Flows

	Years Ended July 31,
	2021	2020

Cash flows from operating activities
Net loss	$(472,190)	$(1,232,816)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	391,958	268,079
Amortization of ROU asset - operating	251,726	242,829
Gain from extinguishment of debt	(685,600)	-
Bad debt expense	50,058	(53,413)
Changes in operating assets and liabilities:
Accounts receivable	(151,855)	(76,377)
Prepaid expenses and other current assets	(65,879)	103,087
Related party note receivable	(5,790)	(126,734)
Accounts payable	(74,526)	254,979
Accrued expenses	184,415	239,303
Accrued taxes and penalties	1,044,684	793,865
Deferred revenue	230,433	207,456
Customer deposits	123,335	98,315
Operating lease liability	(265,268)	(119,774)
Net cash provided by operating activities	555,501	598,799

Cash flows from investing activities
Capitalization of software development costs	(46,741)	-
Purchase of property and equipment	(522,063)	(705,348)
Net cash used in investing activities	(568,804)	(705,348)

Cash flows from financing activities
Repayments of equipment financing	(46,619)	(34,241)
Repayments of notes payable, related parties	155,600	(300,000)
Proceeds from notes payable, related parties	-	600,000
Proceeds from Paycheck Protection Program loan	-	685,600
Repayments on finance leases	(20,159)	(18,698)
Capital contributions	130,000	-
Capital distributions	(685,600)	(207,518)
Net cash (used in) provided by financing activities	(466,778)	725,143

Net (decrease) increase in cash	(480,081)	618,594

Cash, at beginning of year	1,215,122	596,528

Cash, at end of year	$735,041	$1,215,122

Supplemental information:
Interest expense paid in cash	$37,795	$54,494

The accompanying notes are an integral part of these financial statements.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

1. NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Next Level Internet, Inc. (the “Company”) is a leading provider of cloud-based Unified Communications as a Service (“UCaaS”) solutions, contact center, and managed connectivity services. The Company has a high-capacity network with nationwide reach and has nearly 1,000 customers across a diverse set of high-value sectors; target multi-location small and medium sized businesses and mid-market customers primarily through regionally focused channel partners.

Basis of Presentation

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. As of July 31, 2021 and 2020, there were no cash equivalents.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

1. NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non- financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets).

●	Level 3 applies to assets or liabilities for which fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including the Company's own assumptions.

The estimated fair value of financial instruments is determined by the Company using available market information and valuation methodologies considered to be appropriate. At July 31, 2021, the carrying value of the Company’s accounts receivable, accounts payable, and accrued expenses approximated their fair values due to their short-term maturities.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

1. NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Accounts receivable consists of outstanding amounts due from the sale of products and services. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Accounts receivable are written off when they are determined to be uncollectible. The Company believes that an allowance for doubtful accounts of $27,660 and $127,017 at July 31, 2021 and 2020, respectively, is adequate based on historical experience. Credit losses, when realized, have been within the range of the Company’s expectations.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Replacements and major improvements are capitalized; maintenance and repairs are charged to expense as incurred.

Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets per the table below:

Customer premises equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of useful life of asset or lease term
Software	3 years
Network equipment	5 years

Revenue Recognition

The Company accounts for revenues under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“Topic 606”). The core principle of Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is recognized utilizing the five-step process as prescribed by Topic 606:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, the Company satisfies a performance obligation.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

1. NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and represents the unit of account in applying the revenue recognition guidance provided by Topic 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company’s performance obligations are satisfied over time as services are rendered or at a point in time depending on when the customer obtains control of the promised goods or services. Revenue is recognized when obligations under the terms of a contract with the customer are satisfied; generally, this occurs when services are rendered.

Revenues include revenues received from the sale of integrated cloud solutions and business services and is comprised of monthly recurring revenue (“MRRs”), usage charges, and professional services for configuration. MRRs include the fees paid by customers for services and are recognized over the period that the corresponding services are rendered to the customers. Usage and access charges are recognized monthly as services are provided. Professional services are primarily billed on a fixed-fee basis and revenue is recognized over time, generally as services are activated for the customer.

Deferred Revenue

Deferred revenue represents amounts billed to or collected from customers for which the related revenue has not been recognized because one or more of the performance obligations have not been met. The current portion of deferred revenue is expected to be recognized as revenue within 12 months from the balance sheet date.

Costs to Obtain a Customer Contact

Direct incremental costs of obtaining a contract, consisting of sales commissions, are deferred and amortized over the estimated life of the customer, which is currently 36 months. The Company calculates the estimated life of the customer on an annual basis. The Company classifies deferred commissions as prepaid expenses or other noncurrent assets based on the timing of when it expects to recognize the expense.

Customer Deposits

The Company in some instances requires customers to make a last month deposit to be applied to outstanding balances if services are cancelled. If the customer’s account is paid in full, the Company will refund the full deposit in the month following service termination.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

1. NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Costs of Revenues

Costs of revenues include bandwidth, colocation, infrastructure and install charges in connection with the Company’s UCaaS or cloud communication services. The bandwidth charges are incurred as part of the connectivity between the Company’s customers to allow them to access various services. The Company also incurs costs from underlying providers for fiber, internet broadband, and telecommunication circuits in connection with the Company’s data and connectivity solutions. Install costs include the installation of necessary equipment and professional services they may be incurred for engineering. All remaining charges are classified as infrastructure costs.

Capitalized Software

The Company complies with the guidance of ASC Topic 350-40, “Intangibles—Goodwill and Other—Internal Use Software”, in accounting for of its internally developed system projects that it utilizes to provide its services to customers. These system projects generally relate to software of the Company that is not intended for sale or otherwise marketed. Internal and external costs incurred during the preliminary project stage are expensed as they are incurred. Once a project has reached the development stage, the Company capitalizes direct internal and external costs until the software is substantially complete and ready for its intended use. Costs for upgrades and enhancements are capitalized, whereas, costs incurred for maintenance are expensed as incurred. These capitalized software costs are amortized on a project-by project basis over the expected economic life of the underlying software on a straight-line basis, which is generally three years. Amortization commences when the software is available for its intended use.

Impairment of Long-Lived Assets

The Company reviews long lived assets, including property and equipment, capitalized software, and right of use assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. Recoverability measurement and estimating of undiscounted cash flows for assets to be held and used is done at the lowest possible levels for which there are identifiable cash flows. If the projected undiscounted cash flows are less than the carrying value, the amount of impairment, if any, recognized would be equal to the amount by which the carrying amount of the assets exceeds the fair value of the assets, which the Company would compute using a discounted cash flow approach. Assets to be disposed of are recorded at the lower of the carrying amount or fair value less costs to sell.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

1. NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts that are insured by the FDIC up to

$250,000. As of July 31, 2021, and 2020, the Company had $277,186 and $1,000,220, respectively, of uninsured cash balances. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Leases

The Company’s leases are accounted for under Financial Accounting Standards Board (“FASB”) ASC Topic 842, Leases (“Topic 842”). At inception of the arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present and whether the lease meets the classification criteria of a finance or operating lease. For operating leases with terms greater than 12 months, the Company records a right-of-use (“ROU”) asset and lease obligation at the present value of lease payments over the term using the implicit interest rate, when readily available, or its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Options to extend or terminate a lease are included in the calculation for the lease term to the extent the option is reasonably certain of exercise. The Company does not recognize ROU assets and lease liabilities for leases with terms at inception of twelve months or less. The Company recognizes the lease expense for operating leases on a straight-line basis in the statement of operations over the lease term.

Finance leases are included in property and equipment and equipment financing on the balance sheets. Finance leases are recorded as an asset and an obligation at an amount equal to the present value of the minimum lease payments during the lease term. Amortization and interest expense associated with finance leases are included in operating expenses and interest expense, respectfully, on the statements of operations.

Income Taxes

The Company has elected under the Internal Revenue Code and related state provisions to be an S-Corporation. In lieu of corporate income taxes, the stockholders of an S-Corporation are taxed at their proportionate share of the Company’s taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

1. NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense was $37,976 and $60,264 for the years ended July 31, 2021 and 2020, respectfully.

Liquidity

The Company has experienced operating and net losses for fiscal 2021 and fiscal 2020 and has relied on periodic loans from related parties and capital contributions to assist in funding its ongoing capital needs. As of July 31, 2021, the Company has an accumulated deficit of $4,772,908 and working capital deficit of $6,475,030. The Company continues to execute on a plan to achieve profitability and generated positive cash flows from operations for fiscal 2021 and fiscal 2020. In addition, the Company’s revenues increased in fiscal 2021 compared to fiscal 2020 while keeping operating expenses flat. As of July 31, 2021, the Company has $735,041 of cash on hand and during the year ended July 31, 2021, the Company paid $685,600 in capital distributions.

Based on the operating results of fiscal 2021 and management’s plans to continue to increase revenues and generate positive cash flows from operations, the accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern. The accompanying financial statements have been prepared on a basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Subsequent Events

For the purposes of preparing these financial statements, the Company considered events through December 23, 2021, the date these financial statements were available for issuance. The following subsequent events were identified for disclosure:

On October 11, 2021, the Company and T3 Communications, Inc. (“T3”) entered into a non- binding letter of intent for a potential business combination between the companies (the “Letter of Intent”). Subject to the terms of the LOI, the total consideration for the combination is approximately $20 million, consisting of $14 million dollars of cash, $2.5 million in the form of an unsecured note payable, and $3.5 million of restricted stock. The merger consideration is subject to customary upward or downward adjustments for the Company’s net working capital and closing cash. The Company pursued the business combination and engaged in, among other things, due diligence, the execution of a definitive agreement, approval from its Board of Directors/shareholders, and other customary conditions. Both parties are pursuing the consummation of the contemplated business combination.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

1. NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Subsequent Events (Continued)

On October 8, 2021, the Company executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the principal amount of the EIDL Loan is up to $200,000, with proceeds to be used for working capital purposes. Interest on the EIDL Loan accrues at the rate of 3.75% per annum and installment payments, including principal and interest, are due monthly beginning eighteen months from the date of the EIDL Loan in the amount of $1,002. The balance of principal and interest is payable thirty years from the date of the promissory note. In connection with the EIDL Loan, the Company executed the EIDL Loan documents, which include the SBA Secured Disaster Loan Note, dated October 8, 2021, the Loan Authorization and Agreement, dated October 8, 2021, and the Security Agreement, dated October 8, 2021, each between the SBA and the Company.

2. PROPERTY AND EQUIPMENT

Property and equipment at July 31, 2021 and 2020 consists of the following:

	2021	2020
Customer premises equipment	$1,122,324	$716,699
Leasehold improvements	343,642	343,642
Network equipment	327,473	272,704
Furniture and fixtures	191,664	191,664
Software	77,754	37,804
Total cost	2,062,857	1,562,513
Less: accumulated depreciation	(728,439)	(373,780)
Property and equipment, net	$1,334,418	$1,188,733

Depreciation expense was $376,378 and $268,079 for the years ended July 31, 2021 and 2020, respectively.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

3. CAPITALIZED SOFTWARE

Capitalized software as of July 31, 2021 consists of the following:

2021
Software development costs	$46,741
Less: accumulated amortization	(15,580)
Capitalized software, net	$31,161

There was no capitalized software as of July 31, 2020. Amortization of software development costs totaled $15,580 for the year ended July 31, 2021.

4. ACCRUED EXPENSES

The following is a summary of accrued expenses as of July 31, 2021 and 2020:

	2021	2020
Accrued payroll	$266,842	$209,214
Accrued vacation	266,806	223,693
Accrued commissions	154,420	115,391
Accrued circuit costs	146,149	101,504
	$834,217	$649,802

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

5. PAYCHECK PROTECTION PROGRAM – LONG TERM

On April 17, 2020, the Company received a loan in the amount of $685,600 (“PPP Loan”) under the U.S. Small Business Administration’s Paycheck Protection Program (“PPP”) established under the Coronavirus Aid Relief and Economic Security Act (“CARES Act”) and related rules and regulations. The Company accounted for the PPP Loan as a financial liability in accordance with ASC Topic 470, Debt. The PPP Loan matures on 4/14/2022 and bears interest at a fixed rate of 1.00% per annum. Loan payments, which includes principal and interest, are deferred until 2/14/2023 which is 10 months after the loan forgiveness period.

Accordingly, the PPP Loan was recognized as long-term debt on the Company’s balance sheets. There is no prepayment penalty and under the terms of the PPP Loan, all or a portion of the principal may be forgiven if the PPP Loan proceeds are used for qualifying expenses as described in the CARES Act, such as payroll costs, benefits, rent, and utilities. With respect to any portion of the PPP Loan that is not forgiven, the PPP Loan would be subject to customary provisions for a loan of this type, including customary events of default relating to, among other things, payment defaults and breaches of the provisions of the PPP Loan.

On January 20, 2021, the PPP Loan was forgiven in whole, which included principal of

$685,600 and accrued interest of $0. The total amount forgiven of $685,600 is recorded as a gain from extinguishment of debt in the accompanying statements of operations.

6. EQUIPMENT FINANCING

At July 31, 2021 and 2020, equipment financing consisted of the following:

	2021	2020
Equipment loan 1, entered into in January 2019, includes total financed amount of $107,750 payable in monthly installments of $2,658 for 48 months. Interest at 8.54% per annum. The equipment loan was provided to purchase certain furniture and fixtures and is secured by the assets purchased.	$42,427	$69,391
Equipment loan 2, entered into in January 2019, includes total financed amount of $56,226 payable in monthly installments of $1,821 for 36 months. Interest at 10.25% per annum. The equipment loan was provided to purchase certain furniture and fixtures and is secured by the assets purchased.	10,606	30,261
	53,033	99,652
Less: Current portion of equipment financing	(41,559)	(46,662)
Long-term debt	$11,474	$52,990

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

6. EQUIPMENT FINANCING (Continued)

The Company incurred interest expense related to the equipment loans in the amount of $7,654 and $11,189 for the years ended July 31, 2021 and 2020, respectively.

Equipment financing maturities are as follows:

Year ending July 31,
2022	$41,559
2023	11,474
$53,033

7. RELATED PARTY TRANSACTIONS

During the years ended July 31, 2021 and 2020, The Company entered into unsecured promissory notes with certain shareholders to provide the Company with liquidity. Interest rates for the related party unsecured promissory notes ranged from 5% to 15%. All outstanding balances at July 31, 2021 included interest rates of 5%. The outstanding principal balances are past due and included as current liabilities in the accompanying balance sheet. No default interest or late payment fees have been assessed during the years ended July 31, 2021 and 2020.

The Company incurred interest expense related to the related party promissory notes in the amount of $29,260 and $42,333 for the years ended July 31, 2021 and 2020, respectively, which have been included in interest expense on the statements of operations.

8. REVENUES

Revenue by major product offerings for the years ended July 31, 2021 and 2020 are as follows:

Major Product Offerings:	2021	2020
Broadband services	$6,220,657	$5,000,355
Cloud hosted voice services	4,796,499	4,561,399
Colocation services	485,574	457,785
Other	63,027	60,551
	$11,565,757	$10,080,090

The Company's contract liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period. As of July 31, 2021, and 2020, the deferred revenue balance was $1,233,515 and $1,003,082 respectively. The full amount of the deferred revenue balance as of July 31, 2021 is expected to be performed within 12 months and consist of consideration that is contractually due in advance of providing the product or performing the services.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

9. INCOME TAXES

The Company, with stockholders’ consent, has elected to be taxed as an S-Corporation under the provisions of the Internal Revenue Code and comparable state income tax law. As a result, the Company is not subject to Federal income taxes in the years ended July 31, 2021 and 2020. Consequently, the stockholders are liable for individual Federal and State income taxes on their proportionate shares of the Company’s taxable income.

Accounting for Income Taxes, prescribes guidance regarding the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more-likely-than-not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more-likely-than-not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The Company records income tax related interest and penalties as a component of the provision for income tax expense.

The income tax position taken by the Company for the years 2018 through 2021 remaining open under the various statutes of limitations is that the Company continues to be exempt from income taxes by virtue of its being an S-Corporation pass-through entity. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefits of this income tax position (no Federal income tax expense or liability) has been recognized for the years ended on or before July 31, 2021.

The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within 12 months of the reporting date.

10. LEASES

The Company leases a corporate office building under an operating lease through March 2026. Rent expense on the Company’s operating leases for the years ended July 31, 2021 and 2020 was $336,470. The Company leases equipment and vehicles under finance lease agreements through September 2022. The outstanding balance for finance leases as of July 31, 2021 and 2020 was $17,226 and $37,385, respectively. The Company recorded assets classified as property equipment under finance lease obligations of $69,536 as of July 31, 2021 and 2020. Related accumulated depreciation totaled $52,052 and $32,477 as of July 31, 2021 and 2020, respectively. Because none of the Company’s leases included an implicit rate of return, the Company’s incremental secured borrowing rate was used based on lease term information available as of the lease commencement date in determining the present value of lease payments. The incremental borrowing rate on the leases is 5.0%.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

10. LEASES (Continued)

The maturity of operating and finance lease liabilities as of July 31, 2021 are as follows:

Year ending July 31,	Operating Leases	Finance Leases
2022	$359,478	$17,672
2023	369,229	-
2024	379,272	-
2025	389,617	-
2026	244,433	-
Total minimum lease payments	1,742,029	17,672
Less: imputed interest	(192,973)	(446)
Present value of lease liabilities	1,549,056	17,226
Less: current lease liabilities	(288,524)	(17,226)
Long-term lease liabilities	$1,260,532	$-

Lease term and discount rate	July 31, 2021
Weighted-average remaining lease term (years)
Operating leases	4.7
Finance leases	1.0

Weighted-average discount rate
Operating leases	5.0%
Finance leases	5.0%

11. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company acts as a collection agent for various government authorities, including but not limited to the Federal Communications Commissions (“FCC”), state authorities such as the California Public Utilities Commission (“PUC”), and other state and local taxes including the California Utility User Tax (“UUT”). The Company performed a review of the regulatory classification of its services and its federal and state regulatory and transactional tax obligations and determined the Company understated its remittances. At July 31, 2021 and 2020, the Company’s outstanding aggregate tax remittance liability, including penalties and interest, was $4,275,334 and $3,230,650, respectively, and is included as accrued taxes and penalties on the accompanying balance sheets.

Next Level Internet, Inc.

Notes to Financial Statements
July 31, 2021 and 2020

11. COMMITMENTS AND CONTINGENCIES (Continued) Other Commitments

In the normal course of business, the Company enters into contracts and agreements that may contain representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves claims that may be made in the future but have not yet been made. The Company has not paid any material settlement amounts related to indemnification obligations to date. In accordance with its bylaws and certain agreements, the Company has indemnification obligations to its officers and directors for certain events or occurrences, subject to certain limits, while they are serving at the Company’s request in such capacity. There have been no claims to date under these indemnification obligations. In addition, the Company is involved in litigation incidental to the conduct of its business. The Company is not a party to any other lawsuit or proceeding that, in the opinion of management, is probable to have a material adverse effect on its financial position, results of operations or cash flows.

12. EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) plan for eligible employees. The Company matches 100% of the first 4% of eligible compensation that is deferred by employees. Employees are fully vested in matching contributions. Contributions to the plan totaled $109,840 and $120,151 for the years ended July 31, 2021 and 2020, respectively.

13. EFFECTS OF COVID-19 PANDEMIC

In December 2019, a novel strain of coronavirus was reported in Wuhan, China. The World Health Organization has declared the outbreak to constitute a “Public Health Emergency of International Concern.” The COVID-19 outbreak is disrupting supply chains and affecting production and sales across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on customers, employees and vendors all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19, including emerging variants, may impact the Company’s financial condition or results of operations is uncertain.

In response to COVID-19, the Company put into place certain restrictions, requirements and guidelines to protect the health of its employees and customers. Also, to protect the health and safety of its employees, the Company’s daily execution has evolved into a largely virtual model. The Company plans to continue to monitor the current environment and may take further actions that may be required by federal, state or local authorities or that it determines to be in the interest of its employees, customers, and partners.